UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 11, 2009

MICREL, INCORPORATED

(Exact name of Registrant as Specified in its Charter)

California	001-34020	94-2526744
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2180 Fortune Drive, San Jose, California, 95131

(Address of Principal Executive Offices)

(408) 944-0800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 11, 2009, Micrel, Incorporated, or the Company, and certain of the Company’s directors and executive officers entered into a Stock Purchase Agreement, or the Agreement, with Obrem Capital Offshore Master, LP and Obrem Capital (QP), LP, or the Obrem entities, to purchase 1,883,000 shares of the Company’s common stock owned by the Obrem entities in a privately negotiated transaction. The Company purchased 1,600,000 shares at a price per share of $6.25, which represented a moderate discount to market, and an aggregate price of $10,000,000. The purchase was made as part of the Company’s share repurchase program previously announced on December 30, 2008. The Company used a portion of its cash on hand to purchase the shares it purchased in the transaction. The shares purchased by the Company will return to the status of authorized but unissued shares of common stock of the Company.

Additionally, the directors and executive officers of the Company who were parties to the Agreement purchased 283,000 shares of the Company’s common stock owned by the Obrem entities at the same discounted price as the Company. The shares were purchased for an aggregate price of $1,768,750. Raymond Zinn, President, Chief Executive Officer and Chairman of the Board of Directors, Clyde Wallin, Vice President, Finance and Chief Financial Officer, Thomas Wong, Vice President, High Bandwidth Products, Mark Lunsford, Vice President, Worldwide Sales, David Schie, Vice President, Analog Engineering and R&D, Daniel Heneghan, a member of the Board of Directors, Frank Schneider, a member of the Board of Directors, Neil Miotto, a member of the Board of Directors, and Michael Callahan, a member of the Board of Directors, each purchased shares under the Agreement.

The preceding discussion of the material terms of the Agreement is qualified in its entirety by reference to the entire text of the Agreement, filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by this reference.

The purchases represent 2.8% of the Company’s common stock. The Company will have 65,378,655 shares of common stock outstanding after the purchase.

Item 7.01	Regulation FD Disclosure.

On February 11, 2009, the Company issued a press release announcing the transaction described under Item 1.01 of this Current Report on Form 8-K. A copy of the press release is furnished with this Current Report on Form 8-K and attached hereto as Exhibit 99.1. The foregoing information is furnished pursuant to Item 7.01, including Exhibit 99.1, and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01	Financial Statements and Exhibits.

(d) The following items are filed as exhibits to this report:

10.1	Stock Purchase Agreement, dated as of February 11, 2009, by and among the sellers listed on Schedule I attached thereto, and Micrel, Incorporated and each of the purchasers listed on Schedule II attached thereto.

99.1	Press Release, dated February 11, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: February 11, 2009	MICREL, INCORPORATED

	By:	/s/ Clyde R. Wallin
	Name:	Clyde R. Wallin
	Title:	Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

10.1	Stock Purchase Agreement, dated as of February 11, 2009, by and among the sellers listed on Schedule I attached thereto, and Micrel, Incorporated and each of the purchasers listed on Schedule II attached thereto.

99.1	Press Release, dated February 11, 2009.